Exhibit 10.3

FORM OF

TRADEMARK ASSIGNMENT AND COEXISTENCE AGREEMENT

THIS TRADEMARK ASSIGNMENT AND COEXISTENCE AGREEMENT is made and entered into as of the      day of                     , 2008, by and between John Bean Technologies Corporation (formerly FMC FoodTech, Inc.), a Delaware corporation with its principal place of business located at 200 East Randolph Drive, Chicago, Illinois 60601 (“JBT”) and FMC Technologies, Inc., a Delaware corporation, with its principal place of business located at 1803 Gears Road, Houston, Texas 77067 (“FMCTI”).

W I T NE S S E T H:

WHEREAS, JBT and FMC have entered into that certain Separation and Distribution Agreement of even date herewith (the “SDA”) pursuant to which FMCTI has agreed to distribute to JBT substantially all of the assets, business properties and rights of its food and transportation business units (“Business”);

WHEREAS, FMCTI has been using the marks and names BEAN and JOHN BEAN, and variations thereof in connection with various businesses including the development, manufacture, sale and servicing of equipment and apparatus for agricultural and horticultural material handling, fluid control, and pumps;

WHEREAS, the Trademark is subject to existing agreements between FMCTI’s predecessor, FMC Corporation, and third parties, including but not limited to Snap-On, Inc., and FMCTI wishes to ensure that any obligations to such third parties are satisfied;

WHEREAS, as part of the SDA, FMCTI desires to sell its ownership interest in the Trademark as applied to the Business, and retain its ownership interest in the Trademark in connection with pumps manufactured, used, sold, leased or otherwise disposed of by the existing energy businesses of FMCTI and JBT desires to obtain ownership of the Trademark for use in connection with the Business, it therefore being the intention of the parties to set forth their rights to use the Trademark on their respective goods and services so that the Marks may coexist in the marketplace without confusion as to the source of the goods and services, as hereinafter set forth below.

NOW THEREFORE, for and in consideration of the promises, agreements and covenants herein contained, the adequacy, sufficiency and receipt of which are conclusively acknowledged, the parties hereto agree as follows:

1.	Definitions.

1.1	“Trademark” shall mean the JOHN BEAN, BEAN and JBT-related trademarks, including but not limited to the trademark registrations listed on Exhibit A.

1.2	“Field” shall mean pumps manufactured, used, sold, leased or otherwise disposed of by the existing energy businesses of FMCTI.

Trademark Assignment and Coexistence Agreement

1.3	“Snap-On Coexistence Agreement” shall mean the agreement entered into between FMC Technologies’ predecessor in interest, FMC Corporation and Snap-On, Inc., dated March 31, 1996, which was subsequently assigned by FMC Corporation to FMC Technologies pursuant to a Separation and Distribution Agreement, dated May 31, 2001.

2.	Trademark Assignment and Retention of Rights.

2.1	FMCTI hereby sells and assigns to JBT, FMCTI’s right, title and interest in and to the Trademark throughout the world, whether or not such Trademark has been registered prior to, on or after the date of this assignment, and any and all renewals and extensions thereof, together with the goodwill associated with such Trademark for JBT’s exclusive use in connection with the Business, together with trademark registrations and applications identified on Exhibit A.

2.2	FMCTI hereby sells and assigns to JBT, all claims, demands and rights of action, both statutory and based upon common law, that FMCTI has or might have the right to assert against any third party by reason of any infringement of the Trademark, in connection with the Business, prior to, on or after the date of this assignment, together with the right to prosecute such claims, demands and rights of action in JBT’s own name

2.3	FMCTI hereby assigns to JBT, all right, title and interest in and to the Snap-On Trademark Agreement. JBT hereby accepts all of FMCTI’s obligations under the Trademark Agreements, including any obligations to register and maintain the Trademark. JBT agrees to defend, indemnify and hold FMCTI harmless from any claims in any way related to JBT’s failure to satisfy FMCTI’s obligations under the Snap-On Agreement subsequent to FMCTI’s assignment to JBT hereby.

2.4	For the avoidance of doubt, FMCTI specifically retains all right, title and interest in and to the Trademark throughout the world, whether or not such Trademark has been prior to, on or after the date of this assignment, and any and all renewals and extensions thereof, together with the goodwill associated with such Trademark for FMCTI’s exclusive use in connection with the Field, together with the trademark registrations and pending trademark applications identified on Exhibit B.

3.	Further Assurances.

3.1	FMCTI agrees that it shall do, execute, acknowledge and deliver, at JBT’s expense, all acts, agreements, instruments, notices and assurances as may be reasonably requested by JBT to further effect and evidence the transactions contemplated hereby.

4.	The Parties’ Use of the Marks.

4.1	JBT agrees not to use the Trademark in connection with the Field; and

Trademark Assignment and Coexistence Agreement

4.2	FMC agrees to use the Trademark only in connection with the Field.

5.	Authorized Manner of Use – Company Name. FMC agrees not to object to JBT’s use of the Trademark as a corporate, business and/or trade name in connection with the Business.

6.	No Likelihood of Confusion. The parties acknowledge and agree that with the limitations on use set forth herein, and in view of the differences between the parties’ respective goods and channels of trade, confusion between the parties’ respective goods, services and business is unlikely. The parties further acknowledge and agree that if either party receives a direct inquiry related to the goods and/or services of the other authorized hereunder, the party receiving such inquiry will use its best reasonable efforts to direct that inquiry to the appropriate party and both parties will take reasonable mutually acceptable steps to prevent further instances of misdirected inquiries or confusion.

7.	Representations and Warranties.

7.1	Each party hereby represents and warrants to the other that it has the power and authority to execute and deliver this Trademark Assignment and Coexistence Agreement and to carry out its provisions.

8.	Notices.

8.1	Any notice, demand, waiver, consent, approval, or disapproval (collectively referred to as “notice”) required or permitted herein shall be in writing and shall be given personally, by messenger, by air courier, by facsimile transmission, or by prepaid registered or certified mail, with return receipt requested, addressed to the parties at their respective addresses set forth above or at such other address as a party may hereafter designate in writing to the other party.

8.2	A notice shall be deemed received on the date of receipt.

9.	Enforceability.

9.1	If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, or as applied to any circumstance, under the laws of any jurisdiction which may govern for such purpose, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, either generally or as applied to such circumstance, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

10.	Modification, Amendment, Supplement, or Waiver.

Trademark Assignment and Coexistence Agreement

10.1	No modification, amendment, supplement to or waiver of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and signed by the party against whom enforcement of any modification, amendment, supplement or waiver is sought.

10.2	A waiver by either party of any of the terms or conditions of this Agreement in any one instance shall not be deemed a waiver of such terms or conditions in the future.

11.	No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended to confer upon any person, other than the parties hereto, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.	Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Texas (without giving effect to the principles of conflict of laws thereof) and, to the extent applicable, those United States laws, or the national laws of another country in which any of the Trademarks are used, whether or not registered or applied for and the appropriate rules and regulations governing trademarks in the respective countries.

13.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.	Entire Agreement. This Agreement, in conjunction with the SDA, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, promises, representations, understandings, and negotiations, whether written or oral.

15.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed the above and foregoing Trademark Assignment and Coexistence Agreement on the date first set forth above.

FMC TECHNOLOGIES, INC. a Delaware corporation	JOHN BEAN TECHNOLOGIES CORPORATION a Delaware corporation

By	By
Name	Name
Title	Title

Trademark Assignment and Coexistence Agreement

EXHIBIT A

To

TRADEMARK REGISTRATIONS AND APPLICATIONS BEING ASSIGNED TO JBT

Trademark	Country	Status	Appl. Date	Appl. No.	Reg. Date	Reg. No.	Next Renewal
JBT	United States	Pending	2/7/2008	77/390,994
JBT (and Design)	United States	Pending	2/7/2008	77/391,100
JBT FOODTECH	United States	Pending	2/7/2008	77/390,967
JBT AEROTECH	United States	Pending	2/7/2008	77/391,069
JOHN BEAN TECHNOLOGIES CORPORATION	United States	Pending	2/7/2008	77/391,033
JOHN BEAN	Brazil	Registered	12/7/1995	818966904	9/1/1998	818966904	9/1/2008
JOHN BEAN	Canada	Renewed	9/18/1970	336348	1/7/1972	180478	1/7/2017

Trademark Assignment and Coexistence Agreement

EXHIBIT B

To

TRADEMARK REGISTRATIONS AND APPLICATIONS BEING RETAINED BY

FMCTI

Trademark	Country	Status	Appl. Date	Appl. No.	Reg. Date	Reg. No.	Next Renewal
JOHN BEAN (STYLIZED)	Argentina	Renewed	12/20/2004	2516364	12/20/2004	2002766	12/20/2014
BEAN	Argentina	Renewed	1/12/1998	2125359	8/27/1998	1683798	8/27/2008
BEAN	Benelux	Renewed	7/27/1971	8509	7/27/1971	55464	7/27/2009
BEAN	China P.R.	Pending	5/8/2006	5335722
BEAN	Colombia	Renewed	12/7/1988	242622	12/27/1993	122515	12/27/2013
BEAN	Mexico	Pending	5/22/2007	855922
BEAN	Mexico	Renewed	9/3/1981	190120	9/3/1981	272154	9/3/2011
BEAN	Spain	Renewed	3/14/1973	706529	1/3/1977	706529	3/14/2013
BEAN	United States	Registered	10/17/1949	71/586,408	4/15/1952	557,505	4/15/2012
JOHN BEAN	Brazil	Registered	12/8/1995	818968761	9/1/1998	818968761	9/1/2008
JOHN BEAN	Brazil	Registered	12/8/1995	818968770	9/1/1998	818968770	9/1/2008
BEAN	Chile	Renewed	2/28/2002	389442	10/7/2002	644307	10/7/2012
BEAN	Denmark	Renewed	5/4/1950	97450	7/4/1953	1953 00785	7/4/2013
BEAN AND DESIGN	Uruguay	Renewed		262496	5/17/1993	347553	5/17/2013

Trademark Assignment and Coexistence Agreement

EXHIBIT C

To

TRADEMARK ASSIGNMENT AND COEXISTENCE AGREEMENT

Coexistence Agreement entered into by and between Snap-On Incorporated and FMC Technologies’ predecessor, FMC Corporation, dated March 31, 1996 (attached)